   As filed with the Securities and Exchange Commission on  October 18, 2000
                                                            Registration No.333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933
                            ______________________

                                  BUCA, INC.
            (Exact name of Registrant as specified in its charter)

           Minnesota                                                    41-1802364
  (State or other jurisdiction of                                   (I.R.S. Employer
   incorporation or organization)                                   Identification No.)

   1300 Nicollet Mall, Suite 5003                                          55403
      Minneapolis, Minnesota                                            (Zip Code)
(Address of principal executive offices)

                         1996 STOCK INCENTIVE PLAN OF
                      BUCA, INC. AND AFFILIATED COMPANIES
                           (Full title of the plan)

                             Joseph M. Micatrotto
                        1300 Nicollet Mall, Suite 5003
                         Minneapolis, Minnesota  55403
                    (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (612) 288-2382
                            ______________________

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                                 Proposed
                                                        Proposed                 maximum
       Title of                 Amount                   maximum                aggregate              Amount of
    securities to                to be               offering price              offering             registration
    be registered             registered              per share (1)             price (1)                 fee
-------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value              300,000 shares               $10.84               $3,252,000.00              $859.00
===================================================================================================================

(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on October 13, 2000 as reported on the Nasdaq National Market.

================================================================================

                               EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 300,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended (the "Plan"). The Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-78295) is incorporated by reference herein.


                                   EXHIBITS

     Exhibit   Description
     -------   -----------

     5         Opinion of Faegre & Benson LLP

     23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

     23.2      Consent of Deloitte & Touche LLP

     24        Powers of Attorney

     99 1996 Stock Incentive Plan of BUCA, Inc. and Affiliated Companies, as amended

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, state of Minnesota, on this 18th day of October, 2000.

                              BUCA, INC.



                              By /s/ Greg A. Gadel
                                -------------------------------------
                                Greg A. Gadel
                                Chief Financial Officer, Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 18, 2000.

         Signature                                   Capacity
         ---------                                   --------

Joseph P. Micatrotto*                     President and Chief Executive Officer
                                          (Principal Executive Officer) and Director



/s/ Greg A. Gadel                         Chief Financial Officer, Treasurer and Secretary
-----------------------
Greg A. Gadel                             (Principal Financial and Accounting Officer)


Don W. Hays*                              Director          )
Peter J. Mihajlov*                        Director          )
Philip A. Roberts*                        Director          )      A majority of the
John P. Whaley*                           Director          )      Board of Directors
David Yarnell*                            Director          )
Paul Zepf*                                Director          )

________________________
* Greg A. Gadel, by signing his name hereto, does hereby sign this document on behalf of each of the above-named officers and/or directors of the Company pursuant to powers of attorney duly executed by such persons.


By /s/ Greg A. Gadel
  ----------------------------
          Greg A. Gadel,
          Attorney-in-Fact